Exhibit 1

INFORMATION REGARDING THE INSTRUCTION C PERSONS

The following sets forth the name, position, address, principal occupation, and citizenship of each director and executive officer of the applicable Reporting Persons (such executive officers and directors, the “Instruction C Persons”). To the best of the Reporting Persons’ knowledge, (i) none of the Instruction C Persons during the last five years has been convicted in a criminal proceeding (excluding traffic violations or other similar misdemeanors) or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws and (ii) none of the Instruction C Persons owns any shares of Common Stock.

TEMASEK HOLDINGS (PRIVATE) LIMITED

Name, Business Address, Position	Principal Occupation	Citizenship
Lim Boon Heng 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Chairman and Director, Temasek)	Chairman, Temasek	Singaporean

Cheng Wai Keung 3 Killiney Road #10-01 Winsland House 1 Singapore 239519 (Deputy Chairman, Temasek)	Chairman and Managing Director, Wing Tai Holdings Limited	Singaporean
Kua Hong Pak 205 Braddell Road East Wing 7th Floor Singapore 579701 (Director, Temasek)	Managing Director & Group CEO, ComfortDelGro Corporation Limited	Singaporean

Goh Yew Lin 50 Raffles Place #33-00 Singapore Land Tower Singapore 048623 (Director, Temasek)	Managing Director, G.K. Goh Holdings Limited	Singaporean

Teo Ming Kian Caldecott Broadcast Centre, Andrew Road Singapore 299939 (Director, Temasek)	Chairman, MediaCorp Pte. Ltd.	Singaporean

Marcus Wallenberg SE-106 40 Stockholm Sweden (Director, Temasek)	Chairman, Skandinaviska Enskilda Banken, Saab AB and FAM AB	Swedish

Lien Jown Leam Michael One Raffles Place (formerly known as OUB Centre) #51-00 Singapore 048616 (Director, Temasek)	Executive Chairman, Wah Hin and Company Private Limited	Singaporean

Wong Yuen Kuai Lucien One Marina Boulevard #28-00 Singapore 018989 (Director, Temasek)	Chairman and Senior Partner, Allen & Gledhill LLP	Singaporean

Robert Bruce Zoellick c/o 101 Constitution Avenue, NW Suite 1000 East Washington, DC 20001	Chairman, Goldman Sachs International Advisors	American

(Director, Temasek)
Chin Yoke Choong Bobby c/o Interlocal Exim Pte Ltd 2 Kim Chuan Lane, Kong Siang Group Building Singapore 532072 (Director, Temasek)	Deputy Chairman, NTUC Enterprise Cooperative Limited	Singaporean

Ng Chee Siong Robert 11th - 12th Floors, Tsim Sha Tsui Centre, Salisbury Road, Tsim Sha Tsui, Kowloon, Hong Kong (Director, Temasek)	Chairman, Sino Land Company Ltd	Singaporean / Hong Kong PR

Peter Robert Voser Affolternstrasse 44, 8050 Zurich, Switzerland (Director, Temasek)	Chairman, ABB Ltd	Swiss
Ho Ching 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Executive Director & CEO, Temasek)	Executive Director & CEO, Temasek	Singaporean

Gregory L. Curl 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (President, Temasek International Pte. Ltd.)	President, Temasek International Pte. Ltd.	American

Lee Theng Kiat 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (President, Temasek International Pte. Ltd.)	President, Temasek International Pte. Ltd.	Singaporean

Chan Wai Ching 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Co-Head, Corporate Development Group, Head, Organisation & People, Temasek International Pte. Ltd.)	Co-Head, Corporate Development Group, Head, Organisation & People, Temasek International Pte. Ltd.	Singaporean

Cheo Hock Kuan 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Head, Strategic & Public Affairs, Temasek International Pte. Ltd.)	Head, Strategic & Public Affairs, Temasek International Pte. Ltd.	Singaporean

Chia Song Hwee 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Head, Investment Group, Co-Head, China, Co-Head, Credit Portfolio, Temasek International Pte. Ltd.)	Head, Investment Group, Co-Head, China, Co-Head, Credit Portfolio, Temasek International Pte. Ltd.	Singaporean

Dilhan Pillay Sandrasegara 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Head, Enterprise Development Group, Head, Singapore, Co-Head, Americas, Temasek International Pte. Ltd.)	Head, Enterprise Development Group, Head, Singapore, Co-Head, Americas, Temasek International Pte. Ltd.	Singaporean

Heng Chen Seng David 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Co-Head, Markets Group, Head, Consumer & Real Estate, Head, South East Asia, Temasek International Pte. Ltd.)	Co-Head, Markets Group, Head, Consumer & Real Estate, Head, South East Asia, Temasek International Pte. Ltd.	Singaporean

Leong Wai Leng

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Head, Corporate Development Group,

Chief Financial Officer,

Co-Head, Portfolio Management,

Temasek Holdings (Private) Limited)

	Head, Corporate Development Group Chief Financial Officer, Co-Head, Portfolio Management, Temasek Holdings (Private) Limited	Singaporean

Nagi Adel Hamiyeh

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Co-Head, Enterprise Development Group,

Head, Industrials,

Head, Australia & New Zealand,

Head, Africa & Middle East, Temasek International Pte. Ltd.)

	Co-Head, Enterprise Development Group, Head, Industrials, Head, Australia & New Zealand, Head, Africa & Middle East, Temasek International Pte. Ltd.	Singaporean

Neil Garry McGregor 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Senior Managing Director, Enterprise Development Group Temasek International Pte. Ltd.)	Senior Managing Director, Enterprise Development Group Temasek International Pte. Ltd.	New Zealander

Pek Siok Lan 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (General Counsel, Temasek International Pte. Ltd)	General Counsel, Temasek International Pte. Ltd.	Singaporean

Ravi Mahinder Lambah

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Head, Telecom, Media & Technology,

Co-Head, India,

Co-Head, Africa & Middle East,

Temasek International Pte. Ltd.)

	Head, Telecom, Media & Technology, Co-Head, India, Co-Head, Africa & Middle East, Temasek International Pte. Ltd.	Indian

Rohit Sipahimalani

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Co-Head, Investment Group,

Co-Head, Portfolio & Strategy Group,

Head, Energy & Resources,

Head, India,

Head, Portfolio Strategy & Value Management,

Temasek International Pte. Ltd.)

	Co-Head, Investment Group, Co-Head, Portfolio & Strategy Group, Head, Energy & Resources, Head, India, Head, Portfolio Strategy & Value Management, Temasek International Pte. Ltd.	Singaporean

Sim Hong Boon 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Head, Markets Group, President, Americas, Head, Credit Portfolio, Temasek International Pte. Ltd.)	Head, Markets Group, President, Americas, Head, Credit Portfolio, Temasek International Pte. Ltd.	American

Tan Chong Lee

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Head, Portfolio and Strategy Group,

Head, Europe,

Head, Portfolio Management,

Head, Strategy,

Co-Head, Singapore

Temasek International Pte. Ltd.)

	Head, Portfolio and Strategy Group, Head, Europe, Head, Portfolio Management, Head, Strategy Co-Head, Singapore, Temasek International Pte. Ltd.	Singaporean

Wu Yibing 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Head, China, Temasek International Pte. Ltd.)	Head, China, Temasek International Pte. Ltd.	American

Benoit Louis Marie Francois Valentin 23 King Street London SW1Y 6QY United Kingdom (Senior Managing Director, Europe, Co-Head, Industrials, Temasek International (Europe) Limited)	Senior Managing Director, Europe, Co-Head, Industrials, Temasek International (Europe) Limited	French

FULLERTON MANAGEMENT PTE LTD

Name, Business Address, Position	Principal Occupation	Citizenship
Leong Wai Leng c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 Director	Head – Corporate Development Group, Chief Financial Officer, Co-Head, Portfolio Management, Temasek Holdings (Private) Limited	Singaporean

Cheong Kok Tim c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 Director	Managing Director – Legal & Regulations, Temasek International Pte. Ltd.	Singaporean

CAIRNHILL INVESTMENTS (MAURITIUS) PTE LTD

Name, Business Address, Position	Principal Occupation	Citizenship
Ashraf Ramtoola c/o CIM CORPORATE SERVICES LTD, Les Cascades, Edith Cavell Street, Port Louis, Mauritius Director	Senior Manager, CIM Corporate Services Ltd	Mauritian

Rooksana Bibi Shahabally Coowar c/o CIM CORPORATE SERVICES LTD, Les Cascades, Edith Cavell Street, Port Louis, Mauritius Director	Head of Client Management, CIM Corporate Services Ltd	Mauritian

Poy Weng Chuen c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 Director	Director – Finance, Temasek International Pte. Ltd.	Singaporean

Lay Chee Seng, William c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 Director	Director – Finance, Temasek International Pte. Ltd.	Singaporean

MAXWELL (MAURITIUS) PTE LTD

Name, Business Address, Position	Principal Occupation	Citizenship
Ashraf Ramtoola c/o CIM CORPORATE SERVICES LTD, Les Cascades, Edith Cavell Street, Port Louis, Mauritius Director	Senior Manager, CIM Corporate Services Ltd	Mauritian

Rooksana Bibi Shahabally Coowar c/o CIM CORPORATE SERVICES LTD, Les Cascades, Edith Cavell Street, Port Louis, Mauritius Director	Head of Client Management, CIM Corporate Services Ltd	Mauritian

Poy Weng Chuen c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 Director	Director – Finance, Temasek International Pte. Ltd.	Singaporean

Lay Chee Seng, William c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 Director	Director – Finance, Temasek International Pte. Ltd.	Singaporean